Exhibit 99.1

November 4, 2021

We are pleased to report our financial results for the three and nine months ended September 30, 2021. Consolidated net income for the three months ended September 30, 2021 was $3.9 million, compared to $4.1 million for the same period in 2020 and $9.8 million for the nine months ended September 30, 2021, compared to $9.0 million, for the same period in 2020, an 8.7% year over year improvement.

Consolidated net income was $9.8 million, or $2.18 per share, compared to $9.0 million, or $2.01 per share, for the nine months ended September 30, 2021 and 2020, respectively. The increase in earnings was due to an increase of $3.0 million in net interest income and a decrease of $1.4 million in the provision for loan losses, partially offset by a decrease in noninterest income of $1.1 million and increases in noninterest expenses of $2.1 million and income tax expense of $424 thousand.

Deposit growth during 2021 has continued to outpace
expectations, fueled by various Federal and State stimulus programs related to the ongoing pandemic. As a result, total assets increased to $1.16 billion as of September 30, 2021 from $1.01 billion as of September 30, 2020. Total loans were $790.0 million as of September 30, 2021 compared to $798.3 million as of September 30, 2020, a decrease of $8.3 million primarily due to sales of residential loans and PPP loan forgiveness.

Since the beginning of the pandemic we have been closely monitoring our loan portfolio, particularly within the hard-hit hospitality industry. We are pleased to report that the vast majority of our commercial loan relationships have completed payment modification and forbearance arrangements and are now back to their scheduled payments. Because of this and other positive factors, no provision for loan losses was recorded for the three months ended September 30, 2021 compared to $800 thousand for the same period in 2020.	On August 26, 2021 we announced that we had completed a private placement of $16.5 million in aggregate principal amount of fixed-to-floating rate subordinated notes due 2031 to certain qualified institutional buyers and accredited investors at a favorable coupon of 3.25%. Proceeds from the sale of the notes were used to provide additional capital support to the Company’s wholly-owned subsidiary,
Union Bank, primarily to support the significant growth in its balance sheet over the past two years.

We are pleased to announce the opening of our new
Shelburne, Vermont branch office on October 4, 2021. This coupled with the other two Chittenden County branches we opened in the summer of 2019 in Williston and Jericho represent a meaningful investment in Vermont’s most populous county.
New branches may not be immediately accretive to
earnings, but we believe they represent long investments in our future that will be accretive to earnings over the long run.

While we are writing this letter in late October, the beginning of our long, dark and dreary “stick season”, we cannot help but reflect on the fall foliage season just ended. It was one for the record books, with glorious colors, warm weather, and bustling highways, byways, villages and mountains. Good for local souls and pocket books.

The Board of Directors declared a cash dividend of $0.33 per share for the quarter payable November 4, 2021 to shareholders of record as of October 30, 2021. Please find your dividend check or advice of remittance enclosed. Please contact Kristy Adams Alfieri at 802.888.0982 to receive your dividend using direct deposit.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	SEPT 30, 2021	SEPT 30, 2020	SEPT 30, 2021		SEPT 30, 2020	SEPT 30, 2021	SEPT 30, 2020	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(9 months ended)
								Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$5,029	$5,100	Interest Income	$9,852	$9,343	$29,250	$27,445
								John M. Goodrich	John H. Steel - Secretary
								Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	115,052	59,377	Interest Expense	706	1,158	2,786	3,976	Gregory D. Sargent
			Net Interest Income	9,146	8,185	26,464	23,469	David S. Silverman
Interest Bearing Deposits in Banks	12,201	8,964						John H. Steel
			Provision for Loan Losses	—	800	225	1,600
Investment Securities	185,387	88,994	Net Interest Income After Provision for Loan Losses	9,146	7,385	26,239	21,869	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	17,821	32,803
			Trust Income	216	173	599	524	DIRECTORS
Loans, net	772,222	765,514	Noninterest Income	3,985	5,335	9,362	10,490	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,561)	(7,691)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,918	3,718	10,554	9,668	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	21,808	20,452						John M. Goodrich	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,192	1,204	3,564	3,417	Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	37,327	35,622						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,158,286	$1,009,135	Occupancy Expense, net	425	420	1,429	1,411	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
								John H. Steel	Daniel J. Luneau - St. Albans
			Equipment Expense	872	770	2,542	2,266		Mary K. Parent - St. Johnsbury
									Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT 30, 2021	SEPT 30, 2020	Other Expenses	2,141	1,883	6,301	5,516		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,548	7,995	24,390	22,278
Noninterest Bearing Deposits	$252,940	$204,555
			Income Before Taxes	4,799	4,898	11,810	10,605	VERMONT
Interest Bearing Deposits	680,438	562,970
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	107,266	142,554	Income Tax Expense	874	751	2,018	1,594	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	7,000	9,497	Net income	$3,925	$4,147	$9,792	$9,011	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Debentures and Notes	16,164	—	Earnings per share	$0.87	$0.92	$2.18	$2.01	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	10,730	11,135	Book Value Per Share			$18.67	$17.52	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,918	9,901						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	1,728	1,368						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	76,452	68,735							Branch
Accumulated Other Comprehensive Income	(188)	2,593							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,162)	(4,173)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,158,286	$1,009,135							31 Market St	802.865.1000
Standby letters of credit were $2,364,000 and $3,113,000 at September 30, 2021 and 2020, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408